UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2007

SEREFEX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24362	59-2412164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4328 Corporate Square Boulevard
Suite C
Naples, Florida  34104
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (239) 262-1610

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR .240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13-34(c) under the Exchange Act (17 CFT 240-13e-4(c)

Item 2.01. Completion of Acquisition.

The Agreement

    On October 22, 2007, Serefex Corporation (“Serefex”) consummated a Stock Exchange Agreement with Hickman Holdings, L.P., and the D’Anza Family Trust (“Sellers”), whereby in exchange for 741,344 shares of Common Stock of W.P. Hickman Systems, Inc. (“Hickman”), an Ohio corporation, representing approximately 68% of the outstanding shares of Common Stock of Hickman, Serefex issued to Sellers an aggregate of 172,482,666 shares of its Common Stock.  Such shares represent approximately 52% of Serefex’s outstanding shares.  Mr. D’Anza is the General Partner of Hickman Holdings, L.P. and Trustee of the D’Anza Family Trust.

    The description of the terms and conditions of the Stock Exchange Agreement are set forth in a copy of such Agreement filed as Exhibit 2 hereto and incorporated by reference.

Hickman

    For a description of Hickman, reference is made to the Company’s Form 8-K Report filed with the Commission September 18, 2007.

Item 3.02. Unregistered Sales of Equity Securities.

    Reference is made to Item 2.01 above.  The shares were acquired by Sellers for investment  purposes only and not with a view toward distribution.  Further, a restrictive legend was placed on the certificates issued.  The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.01. Changes in Control of Registrant

    Reference is made to Item 2.01 above.  As a result of the exchange, Mr. David D’Anza will beneficially own approximately 52% of the outstanding shares of common stock of Serefex.  As a result, he will be in a control relationship with Serefex.  In accordance with the terms of the Exchange Agreement, the management of Serefex and Hickman will initially remain as they are presently constituted.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of business acquired.

      To be filed by amendment.

(b) Exhibits

2.1 (a) Definitive Stock Exchange Agreement dated October 20, 2007.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEREFEX CORPORATION
(Registrant)

Date: October 24, 2007                                                  By: /s/ Brian S. Dunn
                                                                                          Brian S. Dunn
                                                                                          President

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